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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2006

AKSYS, LTD.
(Exact name of registrant as specified in its charter)

000-28290
(Commission File Number)

Delaware (State or other jurisdiction of incorporation or organization)	36-3890205 (I.R.S. Employer Identification No.)

Two Marriott Drive
Lincolnshire, Illinois 60069
(Address of principal executive offices, with zip code)

(847) 229-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into Material Definitive Agreements

Closing of Financing with Durus

        On June 23, 2006, Aksys, Ltd. (the "Company") closed the previously announced financing with Durus Life Sciences Master Fund, Ltd. ("Durus"). The Company entered into the following agreements in connection with the closing.

        Loan Agreement, Note and Security Agreement.    The Company entered into a loan agreement on June 23, 2006 with Durus pursuant to which Durus provided approximately $15.9 million in senior debt for a combination of cash and the cancellation of certain promissory notes of the Company held by Durus. The loan bears interest at 7% per annum and is payable in full on December 31, 2007. The loan is evidenced by a secured promissory note. Durus also has made available to the Company as part of the financing a $5 million line of credit to be used by the Company to fund its ongoing operations to the extent that the Company is unable to obtain other financing and certain funding conditions are met.

        The loan agreement contains a number of affirmative and negative covenants and grants certain operational controls over expenditures to Durus. The loan agreement also provides Durus with the right to accelerate the loan under specified events of default, which include a material adverse change in the Company's business. In connection with the loan agreement, the Company also entered into a security agreement with Durus pursuant to which the Company granted Durus a security interest in all of the Company's property.

        Investor Rights Agreement.    The Company entered into an investor rights agreement on June 23, 2006 with Durus and Artal Long Biotech Portfolio LLC ("Artal") pursuant to which, among other things, the Company granted Durus the right to appoint four board members and to approve the identity of the Company's chairman of the board, Chief Executive Officer and Chief Financial Officer. In addition, the investor rights agreement provides that the Company may not take certain actions without the approval of a majority of the board of directors, including the affirmative vote of the directors designated by Durus.

        The investor rights agreement further requires the Company to use its best efforts to register the shares held by Durus and Artal in one or more shelf registration statements. In addition, if the Company proposes to sell the Company or greater than 30% of the fully diluted capital stock of the Company to a third party or the Company otherwise accepts a bona fide offer from a third party to acquire the Company or such number of shares of the Company's capital stock, the investor rights agreement provides that Durus shall have a right of first refusal to acquire the Company or such shares, as the case may be, on the same terms and conditions, including price, as the terms and conditions applying to the third party. The investor rights agreement amends and supersedes the existing registration rights agreement, dated February 23, 2004, between the Company, Durus and Artal.

        Warrant Agreement.    The Company entered into a warrant agreement on June 23, 2006, with Continental Stock Transfer & Trust Company, as warrant agent, in connection with the Company's sale to Durus of warrants to purchase 6,453,000 shares of common stock, at an initial exercise price of $1.10 per share, as discussed further below in Item 3.02 of this Current Report on Form 8-K. Pursuant to the terms of the warrant agreement, the warrant agent will act as agent of the Company with respect to any issuance, transfer, exchange or replacement of warrant certificates issued by the Company pursuant to the securities purchase agreement dated as of March 31, 2006 between the Company and Durus. The Company has agreed to pay the warrant agent compensation for all fees and expenses relating to its services under the warrant agreement.

        Release Agreement.    The Company entered into a release agreement on June 23, 2006, with Durus, Artal, Richard B. Egen, Lawrence D. Damron, Alan R. Meyer, Bernard R. Tresnowski and Brian J.G. Pereira pursuant to which the parties released, subject to certain exceptions, all claims they may have had against certain of the other parties thereto. Messrs. Damron, Meyer, Tresnowski and Pereira resigned from their positions as members of the Company's board of directors in connection with the closing.

        Indemnification Agreements.    The Company entered into indemnification agreements with the new directors appointed to the board on June 23, 2006. The indemnification agreements provide for the indemnity of the directors against, and the advancement of certain expenses relating to, liabilities incurred in the performance of the directors' duties, to the maximum extent permitted by Delaware corporation law and the Company's bylaws.

        The foregoing summary is qualified in its entirety by the loan agreement, secured promissory note, security agreement, warrant agreement and release agreement, which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

        The Company issued a press release regarding the closing of the financing transactions with Durus on June 23, 2006. The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Executive Employment Agreement

        On June 23, 2006, the Company's board of directors appointed Howard J. Lewin as President and Chief Executive Officer of the Company, effective as of such date. Mr. Lewin was also appointed as a member of the board of directors. The Company entered into an executive employment agreement and stock option agreements with Mr. Lewin in connection with his employment with the Company. A summary of the terms of these agreements is set forth below.

        Base Pay.    Mr. Lewin's annual base salary is $350,000 per year, and will be reviewed annually for appropriate increases in accordance with the established procedures of the Company.

        Bonus.    Subject to the terms of the executive employment agreement, Mr. Lewin's target level of bonus will be 80% of his base salary. Mr. Lewin's opportunity to earn any such bonus payment shall be based on achievement of customary performance objectives established by the Company's board of directors or its compensation committee. For the calendar year ending on December 31, 2006, such bonus shall be pro-rated based on the number of days Mr. Lewin is employed by the Company for such year.

        Stock Options.    Mr. Lewin received non-qualified stock options to purchase 2.5 million shares of the Company's common stock in two tranches. The first tranche consists of options to purchase 1.2 million shares of common stock at an exercise price of $0.7644 per share, the closing price of the Company's stock on the Nasdaq Capital Market on June 23, 2006. Three hundred thousand of these shares vest on the first anniversary of the grant date, with 1/36th of the remaining 900,000 shares vesting monthly thereafter. The second tranche consists of non-qualified stock options to purchase 1.3 million shares of common stock at an exercise price of $0.7644 per share. These shares vest in varying amounts upon the achievement of certain financial, operational and stock price milestones. All of the options granted to Mr. Lewin have a ten-year term and shall immediately vest upon a change of control of the Company.

        Severance.    Should Mr. Lewin's employment with the Company be terminated by Mr. Lewin for good reason or by the Company not for cause other than in connection with a change of control of the Company, Mr. Lewin will receive 18 months of his then current base salary and, if the termination date is on or after January 1, 2008, a pro-rated bonus based on the bonus, if any, paid to Mr. Lewin for the fiscal year prior to termination (paid over 18 months). In addition, the shares subject to the first option tranche shall continue to vest for an additional six months following termination and Mr. Lewin shall have twelve months after his termination date to exercise such options to the extent vested. Mr. Lewin also will be permitted to exercise the second option tranche during the 12 months following termination to the extent that such options are vested on the date of termination or subsequently vest during such 12-month period as a result of the attainment of financial, operational and stock price milestones.

        Should there be a change of control of the Company and Mr. Lewin's employment is, within 12 months thereafter, terminated by Mr. Lewin for good reason or by the Company not for cause, Mr. Lewin will receive 24 months of his then current base salary, a pro-rated bonus based on Mr. Lewin's bonus, if any, for the fiscal year prior to termination (payable over the course of 24 months), and an amount equal to two times Mr. Lewin's prior year's bonus paid in cash (payable over the course of 24 months), provided that in the event Mr. Lewin's employment is terminated during the first year of employment, such bonus shall be $280,000. All options granted to Mr. Lewin will vest immediately upon a change of control of the Company, and Mr. Lewin will have 12 months after the termination of his employment to exercise any stock options granted to him. Mr. Lewin's entitlement to any severance payments upon termination of employment, whether or not in connection with a change of control, is contingent upon his execution of a written release.

        Proprietary Information.    Pursuant to the terms of the executive employment agreement, the Company entered into a proprietary information agreement with Mr. Lewin pursuant to which Mr. Lewin has agreed to maintain the confidentiality of the Company's confidential information and to assign to the Company the rights to any and all inventions developed by Mr. Lewin during his employment with the Company

        The foregoing summary is qualified in its entirety by the executive employment agreement and stock option agreements, which are attached as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Compensation for Non-Employee Directors

        On June 23, 2006, the Company's board of directors approved, effective as of June 23, 2006, the changes described below to the compensation paid to non-employee directors for service on the board.

        Cash Compensation.    Each non-employee director shall receive an annual retainer fee of $12,000, an annual retainer fee of $4,000 for serving on the audit committee, an annual retainer fee of $10,000 for serving as the chair of the audit committee, and an annual retainer fee of $5,000 for serving as the chair of any other board committee. Each of the annual retainers will be payable quarterly in arrears. In addition, non-employee directors shall receive a board meeting fee of $1,000 for meetings in person or $500 for meetings by telephone, and a fee of $500 per committee meeting unless the meeting is on the same day as a regularly scheduled board meeting. Non-employee directors also will be reimbursed for reasonable travel expenses incurred in attending board and board committee meetings.

        Equity Compensation.    Each non-employee director shall be granted an option to purchase 90,000 shares of common stock of the Company at the time of such director's initial appointment or election to the board. Such options vest in 12 equal quarterly installments over 36 months, subject to accelerated vesting upon a change of control of the Company.

        In accordance with the foregoing, Douglass B. Given and Timothy M. Mayleben were each granted an option to purchase 57,958 shares of common stock on June 23, 2006, in connection with their initial appointment to the board. Messrs. Given and Mayleben were each granted options to purchase less than 90,000 shares because there was an insufficient number of shares available under the Company's stock awards plan to grant each director an option to purchase a full 90,000 shares. The exercise price of each option granted to Messrs. Given and Mayleben is $0.7644 per share, which was the closing price of the Company's common stock on the Nasdaq Capital Market on June 23, 2006. As additional shares of common stock become available for director option grants, these additional shares shall be allocated to Messrs. Given and Mayleben until each receives initial director options to purchase 90,000 shares of common stock in the aggregate.

        Ms. Lake, Ms. Piller and Mr. Trivedi have indicated that they will elect to forgo any right they may have to receive cash or equity compensation for service as non-employee directors.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading "Loan Agreement, Note and Security Agreement" is hereby incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

        Durus Financing.    At the closing of the financing transactions with Durus on June 23, 2006, the Company sold to Durus pursuant to the terms of the securities purchase agreement 6,453 shares of Series B preferred stock and warrants to purchase 6,453,000 shares of common stock.

        The shares of Series B preferred stock are convertible into 6,453,000 shares of common stock in the aggregate at a conversion price of $1.00 per share, subject to certain anti-dilution and other adjustments from time to time as set forth in the certificate of designation of the Series B preferred stock. Holders of the Series B preferred stock are entitled to elect one director to the Company's board of directors. Holders of Series B preferred stock also have voting rights and shall be entitled to vote, on an as converted basis as set forth in the certificate of designation, together with the holders of common stock as a single class with respect to any matter upon which holders of common stock have the right to vote.

        The Series B preferred stock purchased by Durus has an aggregate liquidation preference of $6,453,000, accrues dividends at the rate of 10% per annum and becomes redeemable after seven years at the option of the holders of a majority of the voting power of the shares of Series B preferred stock then outstanding or at the option of Durus at an earlier date upon the occurrence of specified trigger events. The Company also will be required to obtain the consent of the holders of at least two-thirds of the outstanding shares of Series B preferred stock prior to taking certain actions.

        The warrants have a five-year term and an initial exercise price of $1.10 per share of common stock. Each warrant is subject to certain anti-dilution and other adjustments from time to time as set forth therein.

        Immediately upon issuance, the aggregate number of shares of common stock into which the Series B preferred stock and warrants may be converted and exercised, respectively, will be limited to that number of shares of common stock that may be issued by the Company without the approval of its stockholders under the Marketplace Rules of the Nasdaq Capital Market. Under the securities purchase agreement, the Company is obligated to seek such stockholder approval promptly.

        All of the foregoing securities were issued to Durus pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof. The Company is obligated to use its best efforts to register for resale in one or more shelf registration statements pursuant to the terms of the investor rights agreement the shares of common stock underlying the Series B preferred stock and warrants.

        The rights, preferences and privileges of the Series B preferred stock are set forth in the certificate of designation of the Series B preferred stock. The foregoing summary is qualified in its entirety by the certificate of designation, which is attached as exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

        Inducement Stock Option Grant.    As reported above in Item 1.01 of this Current Report on Form 8-K, the Company granted to Howard J. Lewin as an inducement to begin employment with the Company stock options to purchase an aggregate of 2.5 million shares of the Company's common stock. The options were not granted under any stock option plans of the Company. The issuance of the securities was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        Principal Officers.    On June 23, 2006, the Company appointed Howard J. Lewin as the President and Chief Executive Officer of the Company, effective immediately. Mr. Lewin, age 45, previously was with DaVita Inc., one of the two largest companies in the U.S. providing dialysis services to patients suffering from chronic kidney failure, from 2000 to 2004. Mr. Lewin held several positions at DaVita, including Group Vice President, Mergers and Acquisitions, from 2003 to 2004 and Group Vice President, Field Operations, from 2000 to 2004. Prior to joining DaVita, Mr. Lewin served as Chief Executive Officer of New Vision Laser Centers, President of Vivra Nephrology Partners, Vice President of Finance of IG Laboratories and Vice President/Chief Financial Officer of Odyssey Biomedical Corp. Mr. Lewin received his M.B.A. from Harvard University and his Bachelor of Science degree in Chemical Engineering from Cornell University.

        Laurence P. Birch, who served as the Interim President and Chief Executive Officer of the Company from March 31, 2006 until Mr. Lewin's appointment, will continue to serve in his current position as the Company's Chief Financial Officer.

        The Company entered into an executive employment agreement with Mr. Lewin. The material terms of the executive employment agreement are summarized above in Item 1.01 of this Current Report on Form 8-K. The Company also issued a press release regarding Mr. Lewin's appointment on June 26, 2006. The full text of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

        Directors.    Mr. Lewin was appointed to the board of directors on June 23, 2006 in connection with his employment with the Company. In addition, Douglass B. Given, Timothy M. Mayleben, Gretchen C. Piller and Leslie L. Lake were appointed to the Company's board of directors in connection with the closing of the Durus financing on June 23, 2006. Biographical information regarding Dr. Given, Mr. Mayleben, Ms. Piller and Ms. Lake is set forth below.

        Dr. Given, age 54, is a partner at Bay City Capital LLC, a merchant bank providing advisory services and investing in life science companies, a position he has held since January 2005. Dr. Given previously served as Venture Partner at Bay City Capital from January 2005 to December 2005, and Executive in Residence and Limited Partner at Bay City Capital from October 2000 to December 2003. Dr. Given is also chairman of VIA Pharmaceuticals, Inc., a drug development company targeting vascular inflammation that he founded in 2003. From July 2001 to June 2003, Dr. Given was President, Chief Executive Officer and a director of NeoRx Corporation, a life sciences company developing products for targeted delivery of cancer therapeutics. Dr. Given holds an M.D. and a Ph.D. from the University of Chicago, and an M.B.A. from the Wharton School of Business, University of Pennsylvania.

        Mr. Mayleben, age 46, is a consultant with ElMa Advisors LLC, an entity formed by Mr. Mayleben, where he has been advising life science and health care companies since 2004. Mr. Mayleben is a director of NightHawk Radiology Holdings, Inc., a publicly traded provider of overnight and off-hour radiology coverage for hospitals, a position he has held since February 2005. Mr. Mayleben is also a director of Aastrom Biosciences, Inc., a publicly traded developer of automated cell therapy system, where he has served since June 2005. From 2002 to 2004, Mr. Mayleben served as Chief Operating Officer of Esperion Therapeutics, a biopharmaceutical company, and from 1998 to 2004 as Esperion's Chief Financial Officer. Mr. Mayleben received a B.B.A. from the University of Michigan and an M.B.A. with distinction from Northwestern University.

        Ms. Piller, age 42, is a Director of Research for Torrey Associates, LLC, an asset management firm focused on investing in global hedge funds, a position she has held since 2000. Prior to joining Torrey, Ms. Piller worked as a Principal and Portfolio Manager at Croesus Capital Management, LLC, a hedge fund firm specializing in emerging markets, from 1994 to 1999. At Croesus, Ms. Piller was involved in investing primarily in Latin America and Central/Eastern Europe, including Russia and the CIS in equity, debt, commodities, and foreign exchange. Prior to joining Croesus, Ms. Piller was a Vice

President and Portfolio Manager at Putnam Investments in the Global Fixed Income Department from 1987 to 1994. Ms. Piller is a graduate of Mount Holyoke College and holds an M.B.A. degree from Boston University.

        Ms. Lake, age 41, is a Managing Director of the Invus Group, LLC, a private equity firm based in New York where she has managed the fund portfolio since 1995 and has been an active biotech and healthcare investor. Prior to joining Invus, Ms. Lake was the Executive Vice President of Cofinam, Inc., the family office of the Charles Feeney Family where she managed the firm's liquid investments from 1990 to 1995. From 1993 to 1998, she also was the external Chief Investment Officer to the Mitchell Kapor Family, founder of Lotus 1-2-3. Ms. Lake began her career as an analyst for Joseph P. Kennedy Enterprises, the family office of the Kennedy, Shriver and Lawford families. Ms. Lake holds a B.A. in Economics from Simmons College.

        The new directors will join current directors Richard B. Egen, Shodhan Trivedi and Laurence P. Birch. Lawrence D. Damron, Alan R. Meyer, Bernard R. Tresnowski and Brian J.G. Pereira resigned from the Company's board of directors on June 23, 2006 in connection with the closing.

        Ms. Lake, Mr. Mayleben, Ms. Piller and Mr. Trivedi serve on our board of directors as designees of Durus pursuant to the terms of the investor rights agreement. Dr. Given was appointed to the board at the time of the closing of the Durus financing but has no prior relationship with Durus.

        On June 23, 2006, the Company's board of directors also appointed Ms. Lake as chairperson of the board of directors. In addition, Messrs. Egen, Given and Mayleben were appointed to the audit committee of the board of directors, with Mr. Mayleben serving as the chair of the audit committee, and Dr. Given, Ms. Lake and Ms. Piller were appointed to the compensation committee of the board of directors.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
4.1	Certificate of Designation of Series B Convertible Preferred Stock
10.1	Loan Agreement dated as of June 23, 2006, between Aksys, Ltd. and Durus Life Sciences Master Fund, Ltd.
10.2	Secured Promissory Note dated June 23, 2006, from Aksys, Ltd. to Durus Life Sciences Master Fund, Ltd.
10.3	Security Agreement dated as of June 23, 2006, between Aksys, Ltd. and Durus Life Sciences Master Fund, Ltd.
10.4	Investor Rights Agreement dated as of June 23, 2006, by and among Aksys, Ltd., Durus Life Sciences Master Fund, Ltd. and Artal Long Biotech Portfolio LLC
10.5	Warrant Agreement dated as of June 23, 2006, by and among Aksys, Ltd. and Continental Stock Transfer & Trust Company
10.6	Release Agreement dated as of June 23, 2006, by and among Aksys, Ltd., Durus Life Sciences Master Fund, Ltd., Artal Long Biotech Portfolio LLC, Richard B. Egen, Lawrence D. Damron, Alan R. Meyer, Bernard R. Tresnowski and Brian J.G. Pereira
10.7	Executive Employment Agreement dated as of June 23, 2006, between Aksys, Ltd. and Howard J. Lewin
10.8	Notice of Tranche A Stock Option Award and Stock Option Award Agreement between Aksys, Ltd. and Howard J. Lewin dated as of June 23, 2006
10.9	Notice of Tranche B Stock Option Award and Stock Option Award Agreement between Aksys, Ltd. and Howard J. Lewin dated as of June 23, 2006
99.1	Press Release issued by Aksys, Ltd. dated June 23, 2006
99.2	Press Release issued by Aksys, Ltd. dated June 26, 2006

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKSYS, LTD.
Dated: June 29, 2006	By:	/s/ HOWARD J. LEWIN
		Name:	Howard J. Lewin
		Title:	President and Chief Executive Officer

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Item 1.01. Entry Into Material Definitive Agreements
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES